Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the annual report on Form 20-F and the registration statement on Form S-8 (No. 333-201716) of Kenon Holdings Ltd. of our report dated March 4th, 2015 with respect to the consolidated financial statements of Tower Semiconductor Ltd. and subsidiaries for the years ended December 31, 2014 and 2013.

Sincerely,

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited
Tel Aviv, Israel
March 26th, 2015

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